UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2013

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC		20016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Repurchase Request Resolution Agreement

On January 6, 2013, Fannie Mae (formally, the Federal National Mortgage Association) entered into an agreement (the “resolution agreement”) with Bank of America, N.A., Countrywide Home Loans, Inc., and other parties, each of which is an affiliate of Bank of America Corporation, to resolve certain repurchase requests arising from breaches of selling representations and warranties. Bank of America Corporation acquired Countrywide Financial Corporation and its subsidiaries (collectively, “Countrywide”) in 2008. In this report, Bank of America Corporation and its affiliates are referred to individually and collectively as “Bank of America.”

Our mortgage seller/servicers are obligated to either repurchase loans or foreclosed properties, or reimburse us for our losses, if we determine that the mortgage loans did not meet our underwriting, eligibility or other requirements in place at the time we acquired the loans. We refer to our requests to seller/servicers to honor these obligations collectively as “repurchase requests.”

The resolution agreement resolves Fannie Mae’s currently outstanding and expected future repurchase requests arising from breaches of selling representations and warranties on specified single-family loans delivered to Fannie Mae by Bank of America and Countrywide that were originated between January 1, 2000 and December 31, 2008. These loans had an outstanding unpaid principal balance of $297 billion as of November 30, 2012. Fannie Mae entered into the resolution agreement to compensate us for actual and projected losses resulting from the loans covered by the agreement that did not meet our underwriting requirements.

Bank of America will pay Fannie Mae approximately $10.3 billion pursuant to the resolution agreement, as follows:

•	Bank of America will make a cash payment to Fannie Mae of $3.55 billion; and

•

Bank of America will repurchase approximately 30,000 loans from Fannie Mae with an unpaid principal balance of $6.51 billion as of November 30, 2012, plus accrued interest, for an aggregate repurchase price of approximately $6.75 billion, subject to adjustment for loans that have been liquidated or paid off prior to the date of repurchase and for additional accrued interest. The table below displays certain risk characteristics of the loans Bank of America is repurchasing. The amounts in the table represent the outstanding unpaid principal balance of the loans in each category as of November 30, 2012.

	Categorized By Estimated Mark-to-Market Loan-to-Value Ratio(1)
	<= 80%	80.01% to 100%	100.1% to 125%	> 125%	Total
	(Dollars in millions)
Current(2)	$8	$5	$2	$1	$16
Modified (current)	320	726	783	892	2,721
Modified (30 days or more delinquent)	464	605	374	383	1,826
30 to 89 days delinquent(2)	12	8	3	1	24
90 days or more delinquent(2)	886	630	245	157	1,918

Total	$1,690	$1,974	$1,407	$1,434	$6,505

(1)

The aggregate estimated mark-to-market loan-to-value ratio is based on the unpaid principal balance of the loans as of November 30, 2012 divided by the estimated current value of the property. Includes loans that have been liquidated or paid off prior to the date of repurchase.

(2)	Excludes modified loans.

The resolution agreement also provides that:

•

Fannie Mae will release Bank of America from current and future repurchase liability in connection with seller representations and warranties on the loans covered by the agreement, except for repurchase obligations arising out of specified excluded defects (for example, certain violations of our Charter Act);

•

Fannie Mae will retain ownership of all of the loans covered by the agreement, other than the approximately 30,000 loans that Bank of America will be repurchasing and any additional loans repurchased by Bank of America in the future due to an excluded defect;

•

Bank of America will continue to be responsible for certain payment and related obligations with respect to mortgage insurance rescissions, cancellations and denials on the loans covered by the agreement, which obligations are in addition to the cash payment and the repurchase price described above; and

•	Bank of America will continue to be responsible for its servicing, third-party indemnification and recourse obligations with respect to the loans covered by the agreement.

The resolution agreement addresses substantially all of our outstanding repurchase requests made to Bank of America. As of September 30, 2012, $10.8 billion, or 67%, of our $16.2 billion in outstanding repurchase requests to all our mortgage seller/servicers, as measured by unpaid principal balance, had been made to Bank of America. Accordingly, the amount of our outstanding repurchase requests will decrease substantially in the first quarter of 2013 as a result of the resolution agreement. The dollar amounts of our outstanding repurchase requests provided in this paragraph are based on the unpaid principal balance of the loans underlying the repurchase request issued, not the actual amount we have requested from the lenders. In some cases, we allow lenders to remit payment equal to our loss, including imputed interest, on the loan after we have disposed of the underlying property, which is less than the unpaid principal balance of the loan. As a result, we expect our actual cash receipts relating to these outstanding repurchase requests to be significantly lower than the unpaid principal balance of the loan. These amounts do not include amounts relating to repurchase requests originating from missing documentation or loan files.

Approval of Servicing Transfer and Compensatory Fee Resolution Agreement

On January 6, 2013, we approved Bank of America’s request for our consent to transfer the servicing of approximately 941,000 loans from Bank of America to two specialty servicers. In connection with Fannie Mae’s approval of this servicing transfer, on January 6, 2013, Fannie Mae and Bank of America entered into an agreement (the “compensatory fee agreement”) to resolve outstanding and certain expected compensatory fees owed by Bank of America due to delays in delinquent borrower resolution timelines. Pursuant to the compensatory fee agreement, Bank of America will make an initial payment to Fannie Mae of $1.3 billion, which amount represents a portion of the compensatory fees expected to be owed based on the parties’ initial estimates. Fannie Mae and Bank of America will follow a schedule and process identified in the compensatory fee agreement to mutually determine the final amount of compensatory fees owed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Bradley E. Lerman
Bradley E. Lerman Executive Vice President, General Counsel and Corporate Secretary

Date: January 7, 2013

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